As filed with the Securities and Exchange Commission on May 15, 2006	Registration No. 333-109118

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

POST EFFECTIVE AMENDMENT NO. 2

Registration Statement

under

the Securities Act of 1933

TURBINE TRUCK ENGINES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	3510	59-3691650
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1301 International Speedway Blvd., Deland, Florida 32724 (386) 943-8358

(Address and telephone number of principal executive offices)

Corporation Guarantee & Trust Company

1000 West Street, 17th Floor, Wilmington, Delaware 19801 (800) 563-6131

(Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
☒ Number 333 -109118

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of post-effective amendment, any securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration 776,500 shares of the common stock registered but not sold under the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Deland, Florida on this 15th day of May 2006.

TURBINE TRUCK ENGINES, INC.

/s/ Michael Rouse
Michael Rouse, Chief Executive Officer and Chairman of the Board (Principal Executive Officer Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: May 15, 2006	/s/ James Teters
James Teters, Jr., President and Director

Date: May 15, 2006	/s/ Phyllis J. Rouse
Phyllis J. Rouse, Vice President, Secretary/Treasurer and Director